UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             July 20, 2011

Rudolph Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27965	22-3531208
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code     (973) 691-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On July 20, 2011, Rudolph Technologies, Inc. (the “Company”) issued a press release announcing the pricing of its $50 million aggregate principal amount of 3.75% convertible senior notes due in 2016, which will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and the entry into certain convertible note hedge and warrant transactions.

A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The notes, and any shares of the Company’s common stock issuable upon conversion of the notes, have not been and will not be registered under the Securities Act, or any state securities law, and may not be offered or sold in the United States or to, or for the account or benefit of, any U.S. persons absent registration under the Securities Act, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This Form 8-K (including the information incorporated by reference herein) does not constitute an offer to sell or a solicitation of an offer to buy any securities, including the notes or any shares of the Company’s common stock issuable upon conversion of the notes, nor shall there be any offer, solicitation or sale of any securities, including the notes or any shares of the Company’s common stock issuable upon conversion of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated July 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rudolph Technologies, Inc.

Dated: July 20, 2011	By:	/s/ Paul F. McLaughlin
Paul F. McLaughlin
Chairman and Chief Executive Officer